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                                                                   Exhibit 10.13
                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT is made and entered into this 2nd day of May, 2000, between Bruce McQuiston ("Employee") and The Lamaur Corporation ("Lamaur").

         WHEREAS, it is the intention of the parties that this Agreement embody their agreed upon terms for Employee's employment with Lamaur; and

         WHEREAS, it is the intention of the parties that this Agreement supersede any preexisting agreement between the parties;

         IT IS AGREED:

         1. Term of Employment. Lamaur employs Employee as its Vice President, Sales. Employee is an employee at will. Lamaur or Employee can terminate their employment relationship at any time, without notice and for any reason.

         2. Compensation of Employee. Lamaur shall pay Employee and Employee shall accept from Lamaur, in full payment for Employee's services hereunder, regardless of the number of hours required, base salary at a current rate of One Hundred Twenty Thousand Dollars ($120,000.00) annually, to be paid according to Lamaur's regular payroll schedule and subject to annual review. Lamaur shall also provide Employee with the standard benefits provided to its management personnel, which are outlined in Lamaur's benefit plans.

         3. Employee's Duties. Employee shall perform such services and act in such capacities as reasonably directed by Lamaur's Chief Executive Officer. Employee agrees to faithfully perform the duties assigned to Employee by Lamaur to the best of Employee's ability, to devote Employee's full business time and energies to the business and affairs of Lamaur, and to use Employee's best efforts, skills and abilities to promote Lamaur's interests. During the term of this Agreement, Employee shall pursue no other business or employment activities which Lamaur may reasonably deem to interfere with or detract from the performance of Employee's duties under this Agreement.

         4.       Severance Payment.

                           (a) In the event that Lamaur terminates Employee's
                  employment without cause, Lamaur shall make severance payments to Employee in the amount of six months of Employee's base salary at the time of termination, subject to the remaining provisions of this paragraph. These severance payments shall be made periodically in the same manner as Employee's regular paychecks, subject to applicable withholdings. In the event that Lamaur terminates Employee's employment with cause, there shall be no severance payments.

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                  "Cause" is defined as follows: the engaging by Employee in workplace theft or embezzlement; violation of Lamaur's policies prohibiting workplace harassment; threatened or actual violence toward other Lamaur employees; engaging in criminal conduct at Lamaur's workplace; use of illegal drugs on Lamaur's premises; deliberate or intentional refusal to follow specific directions, by the Chief Executive Officer or other management employees to whom Employee directly reports, to carry out tasks within Employee's job duties; and the disregarding of reasonable instructions or politics of Lamaur, which are not remedied within a reasonable period of time after Employee's receipt of written notice of such disregarding of such instructions from Lamaur. "Cause" is not intended to include poor performance, the need to reduce the number of employees due to economic circumstances, or changes in the business necessitated by a sale.

                           (b) Employee shall notify Lamaur promptly if he
                  obtains employment with a new employer of if he begins to provide consulting or other services to any other person or business entity for compensation during the period for which Lamaur is obliged to make severance payments under this Agreement. Employee shall in this event provide Lamaur with confirmation of his compensation. For the purposes of the remainder of this paragraph, "compensation" excludes the value of employer paid insurance premiums or 401(k) or pension contributions. Employee's severance payments under this Agreement shall cease in the event Employee commences employment with a new employer or commences to provide consulting or other services at a base compensation that meets or exceeds his last base salary at Lamaur. In the event of any agreement to defer compensation from Employee's new employer or other party from whom Employee is receiving compensation in exchange for the provision of services, said deferred compensation shall, for the purposes of determining whether Employee's severance agreements under this Agreement are to cease, be deemed received upon the commencement of the new employment or provision of services. Employee's severance payments shall be reduced by the amount of Employee's base compensation at his new employment or the base compensation which he receives in connection with the provision of consulting or other services to other persons or business entities in the event that Employee commences employment or commences the provision of consulting or other services to other persons or business entities during the period for which severance payments are due at a base compensation that is less than his last base salary at Lamaur. In the event of any agreement to defer compensation from Employee's new employer or other party from whom Employee is receiving compensation in exchange for the provision of services, said deferred compensation shall, for the purposes of the calculation in the preceding sentence, be deemed received upon the commencement of the new employment or provision of services. In the event that Employee commences new employment or the provision of consulting or other services to other persons or business entities during the period for which severance payments are due, Employee shall in any event be entitled to retain in full all severance payments made by Lamaur prior to the commencement of the

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                  new employment or the provision of consulting or other
                  services to other persons or business entities, so long as Employee makes prompt disclosure of his employment or provision of consulting or other services as required by this Agreement.

         5.       Nondisclosure of Confidential Information.

                           (a) All business records, papers, processes,
                  programs, techniques, designs, concepts, inventions, and other materials developed, invented, created, or designed by Lamaur or Employee during Employee's employment with Lamaur are and shall be the sole and exclusive property of Lamaur, and Employee expressly acknowledges that Employee has no right, title nor interest in or to any such property. Lamaur shall have the sole right in its exclusive and absolute discretion to utilize such items as it may deem appropriate including patenting, trademarking or otherwise protecting and/or marketing or selling such property. Employee shall execute such documents, if any, as are reasonably necessary, in the opinion of Lamaur's Chief Executive Officer, to convey to Lamaur exclusive right to such ideas, products or strategies, even if Lamaur's Chief Executive Officer asks Employee to execute such documents after termination of employment. Employee shall disclose to Lamaur any business ideas related to the Lamaur's present or planned business activities, such as ideas for new products or marketing strategies, whether or not patentable, which shall come to Employee's attention during the term of this Agreement, and all such ideas or new products and strategies shall be and forever remain the exclusive property of Lamaur.

                           (b) Employee shall keep confidential and not disclose
                  to anyone, either during or after employment with Lamaur, any confidential information of Lamaur, except as required by Employee's employment with Lamaur, or as authorized in writing by Lamaur. Employee shall not use any confidential information of Lamaur, either during or after employment with Lamaur, except as required by Employee's employment with Lamaur, or as authorized in writing by Lamaur. "Confidential information" means any information or compilation of information which derives independent economic value from not being generally known to and not being readily ascertainable by proper means by other persons who can obtain economic value from its disclosure or use. Examples of confidential information not to be disclosed or used except as permitted by Lamaur include, but are not limited to:

                                    (i) Information concerning or resulting from
                           research and development work performed by Lamaur;

                                    (ii) Information concerning Lamaur's actual
                           or potential management, financial condition, financial operations, purchasing activities, sales activities, marketing activities or plans, pricing practices, legal matters, and strategic business plan;

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                                    (iii) Information acquired or compiled by
                           Lamaur concerning actual or potential customers, including their identities, their current development projects, financial information concerning their business operations, identity and quantity of products and/or services purchased from Lamaur, and such other unpublished written materials furnished by or about them to Lamaur.

                  Employee agrees to comply with all company policies and procedures with respect to protection of proprietary or confidential information. Employee shall immediately report to Lamaur management all breaches or violations of company policies or procedures with respect to protection of proprietary or confidential information and shall assist Lamaur in protecting such information from disclosure by others.

         6. Solicitation of Lamaur's Employees. Employee agrees that during the term of this Agreement and for a period of one year after termination of employment, whether on behalf of Employee or on behalf of or in conjunction with any other person, firm, corporation or other entity, Employee will not directly or indirectly solicit or attempt to recruit any person then employed by Lamaur, its affiliates or its subsidiaries, to perform personal services for another, whether as a prospective Employee, prospective consultant or partner in any other venture. Employee shall not cooperate in any way with any person or entity with respect to any possible solicitation or recruitment of a person then employed by Lamaur. Employee shall not encourage any employee of Lamaur to terminate employment with Lamaur.

         7. Injunctive Relief. Employee acknowledges that violation of his obligations under paragraphs 5 and 6 of this Agreement will result in irreparable injury to Lamaur and that Lamaur's remedy at law for damages will be inadequate. Employee therefore agrees that for these paragraphs, Lamaur shall be entitled to an injunction to restrain the continuing breach by Employee, the Employee's partners, agents, servants, or employees, or any other persons or entities acting for or with the Employee. This provision is not intended to restrict in any way Lamaur's ability to collect money damages for any breach by Employee.

         8. Return of Property. Employee shall immediately deliver to Lamaur, upon termination of employment with Lamaur (for any reason), or at any other time upon Lamaur's request, all Lamaur property in Employee's possession or control, including but not limited to confidential or proprietary information or trade secrets belonging to Lamaur.

         9. Successors and Assigns. The benefits and obligations of this Agreement shall inure to the successors and assigns of Lamaur, to any person or entity which purchases substantially all of the assets of Lamaur, and to any subsidiary, affiliated corporation, or operating division of any of the previously described entities.

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         10.      Prior Agreements. This Agreement supersedes all prior
                  agreements between Lamaur and Employee, whether oral or written, as well as any documents purporting to set forth compensation for Employee. Employee specifically acknowledges that the Employee Severance Agreement which he entered into with Lamaur on June 1, 1998 is null and void and superceded by this Agreement. Employee acknowledges that this Agreement provides him with the right, upon termination of employment without cause, to receive severance pay without the occurrence of any triggering circumstances, and that this is a benefit which he did not enjoy prior to entering into this Agreement. Employee acknowledges and agrees that there is adequate consideration for entering into this Agreement.

         11. No Representations. Employee acknowledges that Lamaur has made no representations to induce him to enter into this Agreement beyond the representations that are contained in this Agreement.

         12. Voluntary Agreement. Employee acknowledges and agrees that he is entering into this Agreement voluntarily and that he has had adequate time to consider this Agreement before signing it.

         13. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Minnesota.

         14. Entire Agreement. This writing constitutes the entire agreement of the parties with respect to the subject matter herein. This Agreement may not be amended other than by a writing signed by the parties.

AGREED:

Date:       5-18-00                              /s/ Bruce McQuiston
     ---------------------              --------------------------------------
                                        Bruce McQuiston


                                        The Lamaur Corporation

Date:       5-26-00                     By        /s/ Lawrence Pesin
     ---------------------                 -----------------------------------
                                        Its               CEO
                                           -----------------------------------

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